Sphere 3D Extends Maturity Dates under Existing Credit Facilities

SAN JOSE, CA – April 2, 2018 – Sphere 3D Corp. (NASDAQ: ANY) (the “Company”), a containerization, virtualization, and data management solutions provider, today has announced it has entered into amendments of its existing credit facilities with Opus Bank (“Opus”) (NASDAQ: OPB) and FBC Holding S.a.r.l. (“FBC”), an affiliate of Cyrus Capital Partners. The amended credit facilities, among other things, extend their respective maturity dates from March 31, 2018 to May 31, 2018.

“We have worked very closely with our debt holders to arrange an extension that provides the Company additional time to pursue its strategic objectives while we continue to work with Silicon Valley Technology Partners to complete the anticipated sale of our Data Protection & Archive business,” stated Peter Tassiopoulos, president of Sphere 3D.

About Sphere 3D:

Sphere 3D Corp. (NASDAQ: ANY) delivers containerization, virtualization, and data management solutions via hybrid cloud, cloud and on-premise implementations through its global reseller network and professional services organization. Sphere 3D, along with its wholly owned subsidiaries Overland Storage, and Tandberg Data, has a strong portfolio of brands, including Overland-Tandberg, HVE ConneXions and UCX ConneXions, dedicated to helping customers achieve their IT goals. For more information, visit www.sphere3d.com. Follow us on Twitter @Sphere3D, @HVEconneXions and @ovltb

Additional Information

On February 20, 2018, Sphere 3D Corp. (“Sphere 3D” or the “Company”), Overland Storage, Inc. (“Overland”), a California corporation and a wholly owned subsidiary of the Company, and Silicon Valley Technology Partners LLC, a Delaware limited liability company established and controlled by Eric Kelly, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Purchaser”) entered into a share purchase agreement (the “Purchase Agreement”), pursuant to which, among other things, and subject to certain closing conditions, the Company will sell to Purchaser all of the issued and outstanding shares of capital stock of Overland (the “Share Purchase”). In connection with the Share Purchase, the Company will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement of the Company on Schedule 14A, which proxy statement will be mailed or otherwise disseminated to the Company’s shareholders when it becomes available. Investors are urged to read the proxy statement (including all amendments and supplements) as it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of these documents may also be obtained for free from the Company’s web site at www.sphere3d.com.

Participants in Solicitation

The Company, the Purchaser and their respective executives, officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 23, 2018, the proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on November 13, 2017, and the preliminary proxy statement for a special meeting of shareholders, which was filed with the SEC on February 27, 2018. Investors may obtain more detailed information regarding the direct and indirect interests of the Company, the Purchaser and their respective executives, officers and directors in the transaction by reading the definitive proxy statement regarding the transaction, which will be filed with the SEC.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, the entry into the Purchase Agreement with Purchaser, pursuant to which Purchaser proposes to acquire Overland and the Data Protection and Archive business from Sphere 3D; Purchaser’s inability to obtain sufficient financing to fund such acquisition and our inability to meet the closing conditions and to close such acquisition on a timely basis; our inability to obtain additional debt or equity financing or to refinance our debt; any increase in our cash needs; the Company’s ability to maintain listing with the NASDAQ Capital Market; our ability to successfully integrate the UCX and HVE ConneXions business with Sphere 3D’s other businesses; unforeseen changes in the course of our business or the business of our wholly-owned subsidiaries, including, without limitation, Overland Storage and Tandberg Data; market adoption and performance of our products; the level of success of our collaborations and business partnerships; possible actions by customers, partners, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in our periodic reports contained in our Annual Information Form and other filings with Canadian securities regulators (www.sedar.com) and in prior periodic reports filed with the United States Securities and Exchange Commission (www.sec.gov). Sphere 3D undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Contact:
Lauren Sloane, The Blueshirt Group
Tel:+1415–217–2632
Lauren@blueshirtgroup.com